Exhibit 99.1

Bruker Corporation Reports Second Quarter 2008 Financial Results

Second Quarter 2008 Highlights: Revenue $311 Million, GAAP EPS $0.13

BILLERICA, Mass., July 31, 2008 (BUSINESS WIRE) – Bruker Corporation (NASDAQ: BRKR) today reported its financial results for the three and six months ended June 30, 2008.

On February 26, 2008, Bruker BioSciences Corporation closed its acquisition of the Bruker BioSpin Group, and renamed itself Bruker Corporation.  Under US GAAP, this transaction is accounted for as an acquisition of businesses under common control, and as a result all one-time transaction costs are expensed in the period in which they are incurred, rather than being added to goodwill.  In addition, expenses incurred subsequent to the consummation of the acquisition, such as interest expenses incurred on acquisition related debt, are not reflected in the financial results of periods prior to the date of the acquisition, as they typically would be in pro-forma financials in acquisitions of unrelated parties.  After the closing of the transaction all historical financial statements are required to be restated by combining the historical consolidated financial statements of Bruker BioSciences Corporation with those of the Bruker BioSpin Group.  Accordingly, the financial results for the three and six months ended June 30, 2008 and 2007, included within this release, represent the combined historical consolidated financial statements of Bruker BioSciences Corporation with those of the Bruker BioSpin Group.

Financial Results

In the second quarter of 2008, revenue increased 31% to $311.5 million, compared to revenue of $238.3 million in the second quarter of 2007.  Excluding the effects of foreign currency translation, second quarter 2008 revenue increased by 19% year-over-year.  Net income in the second quarter of 2008 was $21.7 million, or $0.13 per diluted share, compared to net income of $17.7 million, or $0.11 per diluted share, in the second quarter of 2007.  Included in net income for the second quarter of 2008 were after-tax charges of $0.3 million, or $0.00 per diluted share, for expenses related to the acquisition of the Bruker BioSpin Group.

For the six months ended June 30, 2008, revenue increased 23% to $549.9 million, compared to revenue of $445.9 million during the six months ended June 30, 2007.  Excluding the effects of foreign currency translation, revenue for the six months ended June 30, 2008 increased by 13% year-over-year.  Net income during the six months ended June 30, 2008 was $21.0 million, or $0.13 per diluted share, compared to net income of $32.0 million, or $0.20 per diluted share, during the six months ended June 30, 2007.  Included in GAAP EPS for the six months ended June 30, 2008 were Bruker BioSpin acquisition related expenses of ($0.04) per diluted share, foreign exchange losses of ($0.04) per diluted share, and interest expense on acquisition related debt of ($0.03) per diluted share, with a cumulative effect of ($0.11) per diluted share.  For comparison, included in net income for the six months ended June 30, 2007 were foreign exchange gains of $0.4 million, or $0.00 per diluted share, and there were no acquisition related charges or acquisition related interest expense.

During the second quarter of 2008, Bruker repaid $158 million of acquisition related debt.  As of June 30, 2008, Bruker Corporation had a net debt position of $110.4 million.

Frank Laukien, President and Chief Executive Officer of Bruker Corporation, commented: “For the second quarter of 2008, we are very pleased with our strong revenue growth, as well as our sequential and year-over-year improvements in net income and EPS.  In the first two quarters of 2008 we experienced significant quarterly fluctuations in our growth rates and margins, and we expect these fluctuations to continue going forward.  In the first half of 2008, while our GAAP operating income grew by 7%, our adjusted operating income, which excludes expenses related to the acquisition of Bruker BioSpin, grew 22%.  However, our adjusted operating margin as a percentage of revenue was essentially flat, and therefore, in the third quarter of 2008, we intend to reaccelerate our gross margin improvement programs and to implement various streamlining and expense cutting steps with the objective of obtaining better margin leverage from our top-line growth.”

Bill Knight, Bruker’s Chief Financial Officer, concluded:  “While the present global market environment is more challenging than a year ago, we are optimistic that our various medium-term growth and margin initiatives will continue our positive profitability trends of the last three years.  Our goal remains to drive our margins towards and beyond industry standards, while maintaining rapid revenue growth.”

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted operating income, adjusted operating margin and adjusted EPS.  Adjusted operating income and margin excludes acquisition related charges and adjusted EPS excludes acquisition related charges, interest expense on acquisition related debt, and foreign exchange gains and losses.  We believe the inclusion of these non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be a better presentation or a substitute for results prepared in accordance with GAAP.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9 a.m. Eastern Daylight Time on Thursday, July 31, 2008.  To listen to the webcast, investors can go to

www.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone by calling 888-339-2688, or +1-617-847-3007 outside the US and Canada.  Investors should refer to the Bruker Corporation Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 76210411.

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2007, our most recent quarterly reports on Form 10-Q and  our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Product revenue	$278,849	$210,177	$485,884	$391,786
Service revenue	31,733	27,570	61,690	52,757
Other revenue	883	595	2,327	1,335
Total revenue	311,465	238,342	549,901	445,878

Cost of product revenue	161,931	120,810	266,832	217,459
Cost of service revenue	20,896	17,617	41,302	33,956
Total cost of revenue	182,827	138,427	308,134	251,415

Gross profit margin	128,638	99,915	241,767	194,463

Operating Expenses:
Sales and marketing	46,151	37,029	89,544	72,491
General and administrative	17,178	13,442	33,982	26,855
Research and development	36,514	27,657	67,719	53,621
Acquisition related charges	360	—	6,153	—
Total operating expenses	100,203	78,128	197,398	152,967

Operating income	28,435	21,787	44,369	41,496

Foreign exchange gains (losses), net	3,263	1,163	(8,956)	452
Interest and other income (expense), net	264	1,051	294	2,512

Income before income tax provision and minority interest in consolidated subsidiaries	31,962	24,001	35,707	44,460
Income tax provision	10,196	6,284	14,466	12,307

Income before minority interest in consolidated subsidiaries	21,766	17,717	21,241	32,153
Minority interest in consolidated subsidiaries	80	60	240	146
Net income	$21,686	$17,657	$21,001	$32,007

Net income per share:
Basic	$0.13	$0.11	$0.13	$0.20
Diluted	$0.13	$0.11	$0.13	$0.20

Weighted average shares outstanding:
Basic	162,440	161,728	162,371	161,050
Diluted	165,438	164,343	165,308	163,731

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and short-term investments	$131,790	$344,554
Accounts receivable, net	164,236	185,217
Inventories	487,503	447,688
Other current assets	75,697	57,238
Total current assets	859,226	1,034,697

Property and equipment, net	236,321	207,588
Intangible and other assets	75,895	69,346

Total assets	$1,171,442	$1,311,631

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$63,754	$35,591
Accounts payable	54,288	52,293
Customer deposits	220,254	233,466
Other current liabilities	235,455	239,841
Total current liabilities	573,751	561,191

Long-term debt	178,396	8,605
Other long-term liabilities	109,713	105,445
Minority interest in subsidiaries	753	538

Total shareholders’ equity	308,829	635,852

Total liabilities and shareholders’ equity	$1,171,442	$1,311,631

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: +1 (978) 663-3660, ext. 1411
Email: michael.willett@bruker.com